EXHIBIT 4

Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class B Common Stock of Sequa Corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 8th   day of May, 2006.

Date: May 8, 2006

Gail Binderman, Mark Alexander and

Sharon Zoffness as Trustees u/i dtd

July 13, 2005

By:       /s/ Gail Binderman

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Gail Binderman

Trustee

Gail Binderman, Mark Alexander and

Sharon Zoffness as Trustees u/i dtd

July 13, 2005

By:       /s/ Gail Binderman

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Gail Binderman

Trustee

/s/ Gail Binderman

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Gail Binderman

/s/ Mark Alexander

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Mark Alexander

/s/ Sharon Zoffness

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Sharon Zoffness